Exhibit 3.57

BY - LAWS

OF

Quebecor Printing (USA) Corp.

ARTICLE I
OFFICES

SECTION 1.                            REGISTERED OFFICE. — The registered office shall be established and maintained at the office of the United States Corporation Company, in the City of Dover, in the County of Kent, in the State of Delaware, and said corporation shall be the registered agent of this corporation in charge thereof.

SECTION 2.                            OTHER OFFICES. — The corporation may have other offices, either within or without the State of Delaware, at such places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II
SHAREHOLDERS

SECTION 1.                            PLACE OF MEETINGS. — All meetings of shareholders, both regular and special, shall be held either at the registered office of the corporation in Delaware or at such other places, either within or without the state, as shall be designated in the notice of the meeting.

SECTION 2.                            ANNUAL MEETING. — An annual meeting of shareholders for the election of directors and for the transaction of all other business which may come before the meeting shall be held on the first Tuesday in May, in accordance with Delaware law. Directors need not be residents of the State of Delaware or shareholders in the corporation.

If the election of directors shall not be held on the day above designated for the annual meeting, the Board of Directors shall cause the election to be held as soon thereafter as may be convenient at a special meeting of the shareholders called for the purpose of holding such election.  Unless otherwise prescribed by statute, the annual meeting of shareholders need not be limited to the purpose of electing directors but may be held for any other purpose in addition thereto which may be specified in a call for such meeting made by resolution of the Board of Directors or made by a writing filed with the Secretary signed either by a majority of the directors or by shareholders owning 50% or more of the entire capital stock of the corporation issued and outstanding and entitled to vote at any such meeting.

SECTION 3.                            NOTICE OF SHAREHOLDERS’ MEETING. — Written or printed notice stating the place, day, and hour of the meeting, and in case of a special meeting, the purpose or purposes for which it is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

SECTION 4.                            VOTING OF SHARES. — Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation as permitted by law.

Treasury shares, shares of its own stock owned by another corporation the majority of the voting stock of which is controlled by this corporation, and shares of its own stock held by this corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.  No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law.

At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.

SECTION 5.                            CLOSING TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, sixty (60) days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.  In lieu of closing the stock transfer books, the by-laws or in the absence of an applicable by-law the Board of Directors, may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

SECTION 6.                            QUORUM OF SHAREHOLDERS. — Unless otherwise provided in the Articles of Incorporation, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The vote of the holders of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present shall be the act of the shareholders’ meeting, unless the vote of a greater number is required by law, the Articles of Incorporation or the By-Laws.

SECTION 7.                            VOTING LISTS. — The officer or agent having charge of the stock transfer books for the shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meetings or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

SECTION 8.                            ACTION WITHOUT MEETING; TELEPHONE PARTICIPATION. Any action required by the Articles of Incorporation, these ByLaws or any provision of law to be taken at a meeting or any other action which may be taken at a meeting, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.  Such consent shall have the same force and effect as a unanimous vote, and may be stated as such in any articles or document.

Shareholders may participate in a meeting of shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

ARTICLE III
DIRECTORS

SECTION l.                                BOARD OF DIRECTORS. — The business and affairs of the corporation shall be managed by a Board of Directors. The Directors need not be residents of the State of Delaware or shareholders in the corporation.

SECTION 2.                            ELECTION OF DIRECTORS. — The number of directors shall be two, or such greater number as shall be fixed by the Board from time to time, but no decrease shall have the effect of shortening the term of any incumbent director.  Directors shall hold office until their successors are elected and qualified.

SECTION 3.                            VACANCIES. — Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the remaining directors, though less than a quorum of the Board.  Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

SECTION 4.                            QUORUM OF DIRECTORS. — A majority of the Board of Directors shall constitute a quorum for the transaction of business.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors except as specifically provided otherwise in the Certificate of Incorporation.

SECTION 5.                            REGULAR MEETINGS OF DIRECTORS. — Regular meetings of the Board of Directors shall be held at such times as shall be determined from time to time by resolution of the Board of Directors.

SECTION 6.                            SPECIAL MEETINGS OF DIRECTORS. — The Secretary shall call a special meeting of the Board of Directors whenever requested to do so by the President or by two directors.  Such special meeting shall be held at the time specified in the notice of meeting.

SECTION 7.                            PLACE OF DIRECTORS’  MEETINGS. — All meetings of the Board of Directors shall be held either at the principal office of the corporation or at such other place, either within or without the State of Delaware, as shall be specified in the notice of meeting.

SECTION 8.                            NOTICE OF DIRECTORS’ MEETINGS. — All meetings of the Board of Directors shall be held upon five (5) days’ written notice if notice is given by mail or on two (2) days’ written notice if notice is personally delivered, which notice shall state the date, place and hour of meeting and be delivered to each director.

In any case where all of the directors execute a waiver of notice of the time and place of any meeting, no notice thereof shall be required, and any such meeting shall be held at the time and at the place (either within or without the State of Delaware) specified in the waiver of notice.  Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where the director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 9.                            COMPENSATION. —  Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each meeting of the Board, provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 10.                     ACTION WITHOUT A MEETING.  — Any action required by the Articles of Incorporation, these By-Laws or any provision of law to be taken at a meeting or any other action which may be taken at a meeting, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors or members of a committee thereof entitled to vote with respect to the matter.  Such consent shall have the same force and effect as a unanimous vote, and may be stated as such in any articles or document.

SECTION 11.                     TELEPHONE PARTICIPATION. — Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any committee by means of conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other, and such participation shall constitute presence in person at the meeting.

SECTION 12.                     COMMITTEES. — The Board of Directors, by resolution adopted by all of the members of the Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors except as otherwise provided by statute.

SECTION 13.                     REMOVAL. — Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote at an election of Directors.

ARTICLE IV
OFFICERS

SECTION 1.                            OFFICERS’ ELECTION. — The officers of the corporation shall consist of a President, one or more Vice Presidents, a Secretary, and a Treasurer.  The Board of Directors at any subsequent meeting may also elect or appoint such other officers and agents as may be deemed necessary. Any two or more offices may be held by the same person, except the offices of President and Secretary.

All officers shall be elected to serve until their successors are elected; provided that any officer elected or appointed by the Board of Directors may be removed with or without cause at any meeting of the Board whenever in the judgement of the Board of Directors the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any agent appointed shall serve for such term, not longer than the meeting of the Board of Directors held following the next Annual Meeting of Shareholders, as shall be specified, subject to like right of removal by the Board of Directors.

SECTION 2.                            VACANCIES. — If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

SECTION 3.                            POWERS OF OFFICERS. — Each officer shall have, subject to these By-Laws, in addition to the duties and powers specifically set forth herein, such powers and duties as are commonly incident to his office provided that such duties and powers may be limited in such fashion as the Board of Directors shall from time to time designate.  All officers shall perform their duties subject to the directions and under the supervision of the Board of Directors.  The President may secure the fidelity of any and all officers by bond or otherwise.

SECTION 4.         PRESIDENT. — The President shall be the chief executive officer of the corporation. He shall see that all orders and resolutions of the Board are carried out, subject, however, to the right of the directors to delegate specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation.

He or any Vice President shall execute bonds, mortgages and other instruments requiring a seal, in the name of the corporation, and, when authorized by the Board, he or any Vice President may affix the seal to any instrument requiring the same, and the seal when so affixed shall be attested by the Assistant Secretary. He or any Vice President shall sign certificates of stock.

SECTION 5.         VICE PRESIDENTS. — The Vice Presidents in the order of their seniority shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and they shall perform such other duties as the Board of Directors shall prescribe.

SECTION 6.         THE SECRETARY AND ASSISTANT SECRETARIES. — The Secretary shall attend all meetings of the Board and of all meetings of the shareholders and sha!l record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board of Directors and shall perform such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer. The Secretary shall have the custody of the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so required, it shall be attested by his signature or by the signature of an Assistant Secretary.

The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and they shall perform such other duties as the Board of Directors shall prescribe.

In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the Board and of shareholders shall be recorded by such person as shall be designated by the President or by the Board of Directors.

SECTION 7.         THE TREASURER AND ASSISTANT TREASURERS. — The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall keep and maintain the corporation’s books of account and shall render to the President and directors an account of all of his transactions as Treasurer and of the financial condition of the corporation and exhibit his books, records and accounts to the President or directors at any time. He shall disburse funds for capital expenditures as authorized by the Board of Directors and in accordance with the orders of the President, and present to the President for his attention any requests for disbursing funds if in the judgment of the Treasurer any such request is not properly authorized. He shall perform such other duties as may be directed by the Board of Directors or by the President.

The Assistant Treasurers in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and they shall perform such other duties as the Board of Directors shall prescribe.

ARTICLE V

CERTIFICATES OF STOCK: TRANSFER, ETC.

SECTION l.           CERTIFICATES OF STOCK. — The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. If the corporation has a transfer agent or a registrar, other than the corporation itself or an employee of the corporation, the signatures of any such officer may be facsimile. In case any officer or officers whose signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before said certificate or certificates shall have been issued, such certificate may nevertheless be issued by the corporation with the same effect as though the person or persons whose signed signature or signatures shall have been used thereon had been such officer or officers at the date of its issuance. Certificates of stock shall be in such form as shall be prescribed from time to time by the Board of Directors in conformity to law.

The corporation may appoint from time to time transfer agents and registrars, who shall perform their duties under the supervision of the Secretary.

SECTION 2.         TRANSFER OF STOCK. — Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

SECTION 3.         REGISTERED SHAREHOLDERS. — The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

SECTION 4.         LOST CERTIFICATE. — The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost. When authorizing such issue of a new certificate or certificates, the Board of Directors in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate or certificates or his legal representative to advertise the same in such manner as it shall require or to give the corporation a bond with surety and in form satisfactory to the corporation (which bond shall also name the corporation’s transfer agents and registrars, if any, as obligees) in such sum as it may direct as indemnity against any claim that may be made against the corporation or other obligees with respect to the certificate alleged to have been lost or destroyed, or to advertise and also give such bond.

ARTICLE VI

DIVIDEND

SECTION 1.         DECLARATION. — Subject to the provisions of the Certificate of Incorporation the Board of Directors may declare, at any meeting of the Board, and the corporation may pay, dividends on the outstanding shares in cash, property or in the shares of the corporation to the extent permitted by, and subject to the provisions of, the laws of the State of Delaware.

SECTION 2.         RESERVES. — Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

ARTICLE VII

MISCELLANEOUS

SECTION 1.         SEAL. — The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its incorporation and the words “CORPORATE SEAL DELAWARE”. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. The corporate seal may be altered by order of the Board of Directors at any time.

SECTION 2.         FISCAL YEAR. — The fiscal year of the corporation shall be the calendar year.

SECTION 3.         AMENDMENTS. — Subject to repeal or change by action of the shareholders, these By-Laws may be altered, amended or repealed or new By-Laws may be adopted by action of the Board of Directors.